Exhibit 10.2
SETTLEMENT AND STANDSTILL AGREEMENT
     This AGREEMENT, dated as of October 5, 2011 (this “Agreement”), is entered into by and between Breeze-Eastern Corporation, a Delaware corporation (the “Company”), on the one hand and Wynnefield Partners Small Cap Value, L.P., Wynnefield Small Cap Value Offshore Fund, Ltd, Wynnefield Partners Small Cap Value L.P.I, Channel Partnership II, L.P., Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. (together, the “Wynnefield Parties”), on the other hand. The Company and the Wynnefield Parties, are collectively referred to as the “Parties” and each a “Party”.
     WHEREAS, the Wynnefield Parties beneficially own an aggregate of 2,117,911 shares of Common Stock, par value of $0.01, of the Company, constituting approximately 22% of the Company’s outstanding shares (the “Wynnefield Held Shares”); and
     WHEREAS, a dispute has arisen between the Wynnefield Parties and Tinicum Capital Partners II, L.P. and Tinicum Capital Partners II Parallel Fund, L.P. (collectively, the “Tinicum Parties”) regarding, among other things, the composition of the board of directors of the Company (the “Board”); and
     WHEREAS, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) having in good faith reviewed and approved the credentials of all of the following nominees, including Mr. Robert J. Kelly, a first time nominee as a director of the Company in the exercise of its fiduciary duties, concluded that each such candidate has business experience in such areas as would reasonably be expected to enhance the Board, and determined, consistent with the Company’s guidelines related to director qualifications and Board composition, has nominated William H. Alderman, William J. Recker, Russell M. Sarachek, William M. Shockley, Frederick Wasserman, Michael Harlan, Jr. and Robert J. Kelly (collectively, the “Company Nominees”) for election at its 2011 annual meeting of stockholders, which shall be held no later than October 6, 2011 (the “2011 Annual Meeting”) and its 2012 annual meeting of stockholders (the “2012 Annual Meeting”); and
     WHEREAS, on July 18, 2011, the Board adopted a shareholder rights plan, substantially in the form previously distributed to the Board by counsel to the Company (the “Rights Plan”); and
     WHEREAS, the Parties have determined that the best interests of the Parties and the stockholders of the Company would be served by avoiding further expense and disruption that could result from a contested election at the 2011 Annual Meeting or the 2012 Annual Meeting; and
     WHEREAS, the Parties intend to provide hereby, for among other matters, the full support from the Wynnefield Parties for (i) the Company Nominees, and (ii) the Rights Plan; and
     WHEREAS, simultaneously with the execution of this Agreement, the Tinicum Parties, beneficial owners of an aggregate of 3,303,373 shares of Common Stock, par value $0.01 of the Company, constituting approximately 35% of the Company’s outstanding shares (the “Tinicum Held Shares”), are entering into a substantially similar settlement and standstill agreement with the Company (the “Tinicum Agreement”); and

     WHEREAS, although the Wynnefield Parties and the Tinicum Parties are simultaneously entering into substantially similar settlement and standstill agreements, the Wynnefield Parties and the Tinicum Parties are not acting as, nor have they formed, a 13D Group (as defined below); and
     WHEREAS, the Wynnefield Parties desire to explicitly disclaim beneficial ownership of the Tinicum Held Shares; and
     WHEREAS, this Agreement shall not constitute a Change of Control (as defined below) under any agreement to which the Company is a party.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:
     SECTION 1. REPRESENTATIONS.
     (a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Wynnefield Parties that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     (b) Representations and Warranties of the Wynnefield Parties. Each of the Wynnefield Parties hereby represents and warrants to the Company that:
          (1) this Agreement has been duly authorized, executed and delivered by each of the Wynnefield Parties, and is a valid and binding obligation of each of the Wynnefield Parties, enforceable against each of the Wynnefield Parties in accordance with its terms; and
          (2) except for the Wynnefield Held Shares, which are beneficially owned solely by the Wynnefield Parties as indicated in their Schedule 13D filed with the SEC, and except any equity security granted by the Company to any representative of the Wynnefield Parties serving on the Board, no Affiliate or Associate (as such terms are hereinafter defined) of any of the Wynnefield Parties may be deemed the “beneficial owner” (as such term is hereinafter defined) of any shares of the Common Stock, par value $0.01, of the Company (including the Tinicum Held Shares or any direct or indirect rights, options or agreements to acquire Common Stock of the Company) or has any rights, options or agreements to acquire or vote, any other Common Stock of the Company; and
          (3) in entering into this Agreement with the Company, the Wynnefield Parties are acting solely on behalf of the Wynnefield Parties and not in concert with any others, including the Tinicum Parties, as a 13D Group (as defined below).

     SECTION 2. ELECTION OF COMPANY NOMINEES, ADOPTION OF THE RIGHTS PLAN, GOVERNANCE MATTERS AND TERMINATION.
     (a) The Election of the Company Nominees.
          (1) The Wynnefield Parties shall cause all shares of the Wynnefield Held Shares and any other Common Stock of the Company beneficially owned by the Wynnefield Parties and/or their respective Affiliates or Associates, as of the record date for the 2011 Annual Meeting, to be present for quorum purposes and to be voted in favor of the Company Nominees at the 2011 Annual Meeting.
          (2) The Wynnefield Parties shall cause all shares of the Wynnefield Held Shares and any other Common Stock of the Company beneficially owned by the Wynnefield Parties and/or their respective Affiliates or Associates, as of the record date for the 2012 Annual Meeting, to be present for quorum purposes and to be voted in favor of the Company Nominees at the 2012 Annual Meeting if the Company Nominees are nominated for election as directors at the 2012 Annual Meeting.
     (b) Rights Plan. The Wynnefield Parties shall cause all shares of the Wynnefield Held Shares and any other Common Stock of the Company beneficially owned by the Wynnefield Parties and/or their respective Affiliates or Associates, as of the record date for the 2011 Annual Meeting, to be present for quorum purposes and to be voted in favor of the Rights Plan at the 2011 Annual Meeting.
     (c) Governance Matters. Subject to compliance with applicable Securities and Exchange Commission and NYSE Amex governance rules and regulations and the obligations of its directors to exercise their business judgment in satisfaction of their fiduciary obligations, at the first Board meeting following the 2011 Annual Meeting, the Company hereby agrees that (1) Mr. Kelly will serve as the Chairman of the Board, (2) Messrs. Wasserman, Alderman and Recker will serve on the Company’s Audit Committee with Mr. Wasserman to serve as the Chair, (3) Messrs. Alderman, Sarachek, Shockley and Kelly will serve on the Nominating Committee with Mr. Alderman to serve as the Chair, (4) Messrs. Recker, Shockley, Alderman and Sarachek will serve on the Company’s Strategy Committee with Mr. Recker to serve as the Chair, and (5) Messrs. Shockley, Kelly and Wasserman will serve on the Company’s Incentive and Compensation Committee with Mr. Shockley to serve as the Chair.
     (d) Termination. This Agreement shall immediately terminate and be of no further force and effect in the event that (i) the Tinicum Parties have sold, transferred, or otherwise disposed of Tinicum Held Shares such that the Tinicum Parties beneficially own less than 15% of the then issued and outstanding shares of common stock of the Company as a result of such sale, transfer or other disposition, or (ii) the Company nominates for election as a director any person other than: (i) the Company Nominees; or (ii) any person that would be a Company Nominee pursuant to paragraph 4(c) hereof, in each case at the 2012 Annual Meeting.
     SECTION 3. STANDSTILL
     (a) The Wynnefield Parties agree that, for a period of eighteen (18) months following the date hereof, the Wynnefield Parties, individually or in concert with others acting as a 13D

Group (as defined below), will not, and will cause each of their principals, directors, stockholders, members, general partners and affiliates, not to, in any way, without the prior written consent of the Company, acquire, agree to acquire (whether by purchase, tender or exchange offer, through acquisition of control of another Person (as defined below), by joining a 13D Group, through the use of a derivative instrument or voting agreement) or otherwise knowingly facilitate the acquisition of, beneficial ownership of any additional Voting Securities; provided, that the foregoing shall not prohibit or restrict any representative of the Wynnefield Parties serving as a director on the Board from receiving an equity grant as compensation for services as a director of the Company.
     (b) The Wynnefield Parties agree that, for a period of eighteen (18) months following the date hereof, the Wynnefield Parties, individually or in concert with others acting as a 13D Group will not (1) make or in any way participate in the “solicitation” of “proxies” (as such terms are used in the rules and regulations of the SEC) with respect to any Voting Securities, (2) propose any stockholder resolutions under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (3) seek to call a meeting of stockholders of the Company, (4) seek to take any action by the written consent of the stockholders of the Company, or (5) seek to advise or influence any other Person with respect to the voting of the Voting Securities,.
     (c) The Wynnefield Parties agree that, for a period of eighteen (18) months following the date hereof, the Wynnefield Parties, individually or in concert with others acting as a 13D Group will not deposit any Voting Securities in a voting trust or, except as otherwise provided or contemplated herein, subject any Voting Securities to any arrangement or agreement with any Person with respect to the voting of such Voting Securities.
     (d) The Wynnefield Parties agree that, for a period of eighteen (18) months following the date hereof, the Wynnefield Parties will not join a 13D Group (other than a group consisting solely of the Wynnefield Parties and their Affiliates and Associates) or other group, or otherwise act in concert with any third Person for the purpose of acquiring, holding, voting or disposing of Voting Securities.
     (e) The Wynnefield Parties agree that, for a period of eighteen (18) months following the date hereof, the Wynnefield Parties, individually or in concert with others acting as a 13D Group will not otherwise act, alone or in concert with others, without the prior written consent of the Company, to effect to seek offer or propose (whether publicly or otherwise) to effect control of the management, board of directors (including the removal of any director) or policies of the Company.
     (f) The Wynnefield Parties and the Company agree that the foregoing paragraphs (a) through (e) shall not prohibit the Wynnefield Parties, individually or in concert with others acting as a “group” as defined under Section 13(d) of the Exchange Act, or any of the Wynnefield Parties’ principals, directors, stockholders, members, general partners and affiliates, from taking any other action with respect to the Company or any Voting Securities of the Company held by the Wynnefield Parties.
     (g) Notwithstanding anything to the contrary in this Agreement, any representative of the Wynnefield Parties serving as a director of the Company, during the term of his or her service as a director of the Company, will not be prohibited from acting in his or her capacity as a director and complying with his or her fiduciary duties as a director of the Company.
     (h) Notwithstanding anything to the contrary in this Agreement, (i) no director of the Company shall be prohibited from acting in his capacity as a director and complying with his fiduciary duties as a director of the Company, and (ii) the Wynnefield Parties shall not be restricted, prevented or prohibited from making, seeking or proposing a Change of Control and any required public disclosure related thereto.
     SECTION 4. ACTIONS BY COMPANY.
     (a) The Company shall hold the 2011 Annual Meeting no later than October 6, 2011.
     (b) The Company shall fix the number of directors authorized to serve on the Board at seven (7) and the Company shall not adopt an “advance notice” bylaw with respect to shareholder business or director elections prior to the 2012 Annual Meeting.
     (c) The Company shall nominate the Company Nominees for election at the 2011 Annual Meeting and the 2012 Annual Meeting; provided, however, that if one or more of the Company Nominees dies, resigns, is unwilling to stand for re-election or is otherwise unable to complete his term as a director of the Company, the term “Company Nominee” includes any replacement nominee that is reasonably acceptable, as evidenced in writing, to the Tinicum Parties and the Wynnefield Parties; provided, further, that the Wynnefield Parties shall not have the right to terminate this Agreement by virtue of the provisions of Section 2(d) hereof in the event that a Company Nominee who was originally nominated by a Wynnefield Party dies, resigns, is unwilling to stand for re-election or is otherwise unable to complete his term as a director of the Company. The Wynnefield Parties hereby agree that in the event a Company Nominee who was originally nominated by a Tinicum Party dies, resigns, is unwilling to stand for re-election or is otherwise unable to complete his term as a director of the Company, the persons set forth on Exhibit A hereto as Tinicum Party replacement nominees shall be deemed to be reasonably acceptable to the Wynnefield Parties and, if nominated to serve as directors of the Company, such replacement nominees shall be deemed to be Company Nominees for all purposes of this Agreement.

     (d) The Company shall recommend that its stockholders (i) ratify the Rights Plan at the 2011 Annual Meeting, and (ii) vote in favor of the Company Nominees for election at the 2011 Annual Meeting and the 2012 Annual Meeting.
     (e) The Company shall, for a period of twenty-four (24) months following the date hereof, permit directors nominated by Wynnefield Parties to communicate non-public information to the Wynnefield Parties subject to the Wynnefield Parties agreement to keep such information confidential and all applicable insider trading policies of the Company.
     (f) The Company shall issue a press release summarizing the terms hereof in the form attached hereto as Exhibit B (the “Press Release”).
     SECTION 5. DEFINITIONS.As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the terms “beneficial owner” and “beneficially own” shall have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person shall also be deemed to be the beneficial owner of all Common Stock of the Company that such person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature; the term “Voting Securities” shall mean any securities issued by the Company entitled to vote on any matter presented to shareholders at an annual or special meeting of shareholders, including the election of directors, or securities convertible into, or exercisable or exchangeable for, such securities, whether or not subject to the passage of time or other contingencies; the term “business day” shall mean any day other than a Saturday, Sunday or a day on which banks in New York, New York are authorized or obligated by applicable law or executive order to close or are otherwise generally closed; the term “Change of Control” means any of: (a) the purchase or other acquisition by any Person or group of Persons, directly or indirectly, in one transaction or a series of related transactions, of Voting Securities that, immediately following consummation of the transaction(s), when combined with any other Voting Securities beneficially owned by such Person or group, represent one hundred percent (100%) of the then outstanding Voting Securities; (b) the consummation of any tender offer or exchange offer by any Person or group that results in such Person or group beneficially owning, when combined with any other Voting Securities beneficially owned by such Person or group, one hundred percent (100%) of the then outstanding Voting Securities immediately following the consummation of such tender or exchange offer; (c) the consummation of a merger, consolidation, amalgamation, joint venture, business combination or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold none of the voting equity interests in the surviving or resulting entity of such transaction; or (d) the purchase or other acquisition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, by any Person or group of Persons;

and the term “13D Group” means any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Securities Exchange Act, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D (a “Schedule 13D”) pursuant to Rule 13d-1(a) of the rules and regulations promulgated under the Exchange Act or a Schedule 13G of the rules and regulations promulgated under the Exchange Act pursuant to Rule 13d-1(c) of the rules and regulations promulgated under the Exchange Act with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group beneficially owns Voting Securities representing more than five percent (5%) of any class of Voting Securities then outstanding.
     SECTION 6. REMEDIES. Each of the Parties acknowledges that a breach of any of the terms of this Agreement may result in immediate and irreparable injury to the other Party not compensable by monetary damages. Therefore, each of the Parties acknowledge that the other Party to this Agreement shall be entitled to injunctive relief from any court of competent jurisdiction in the event of any actual or threatened breach of any of the terms of this Agreement in addition to any other remedy to which an aggrieved party may be entitled at law or in equity, including the right to recover all costs and expenses, including, but not limited to reasonable attorneys’ fees, court costs, witness fees, disbursements and other expenses of litigation or negotiation and notwithstanding the actions of the other aggrieved party.
     SECTION 7. MISCELLANEOUS
     (a) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto will be in writing and will be deemed validly given, made or served if (1) given by fax, when such fax is transmitted to the fax number set forth below and the appropriate confirmation is received, or (2) if given by any other means, when delivered in person, by overnight courier or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested) as follows:
          If to the Wynnefield Parties:
Wynnefield Partners Small Cap Value, L.P.
450 Seventh Avenue, Suite 509
New York, New York 10123
Attn: Nelson Obus
Phone: (212) 760-0814
Fax: (212) 760-0824
          With a copy (which shall not constitute notice) to:
Kane Kessler, P.C.
1350 Avenue of the Americas, 26th Floor
New York, New York 10019
Attn: Jeffrey S. Tullman, Esq.
Phone: (212) 519-5101
Fax: (212) 757-2063

          If to the Company:
Breeze-Eastern Corporation
35 Melanie Lane
Whippany, NJ 07981
Attn: D. Michael Harlan, Jr., President, CEO
Phone: (973) 602-1023
Fax: (973) 739-9333
          With a copy (which shall not constitute notice) to:
Fox Rothschild LLP
997 Lenox Drive, Bldg. 3
Lawrenceville, NJ 08648
Attn: Matthew H. Lubart, Esq.
Phone: (609) 896-3600
Fax: (609) 896-1469
     (b) This Agreement may be executed by the parties hereto in separate counterparts (including by fax and .pdf), each of which when so executed shall be an original, but all such counterparts shall together constitute one and the same instrument.
     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. The parties each consent to the jurisdiction of the Delaware Chancery Court for purposes of enforcement of this Agreement. In addition, for purposes of any action arising with respect to this Agreement, the Company and the Tinicum Parties each (1) irrevocably and unconditionally consent to the personal jurisdiction and venue of the federal or state courts located in Wilmington, Delaware; (2) agree that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (3) agree that it shall not bring any action relating to this Agreement or otherwise in any court other than the federal or state courts located in Wilmington, Delaware; and (4) irrevocably waive the right to trial by jury.
     (d) This Agreement constitutes the only agreement between the Company and the Wynnefield Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties hereto. Any purported transfer without such consent shall be void. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party or parties hereto affected thereby, and then only in the specific instance and for the specific purpose stated therein. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party hereto to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
     (e) If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the purposes of such invalid or unenforceable provision.
     (f) This Agreement is solely for the benefit of the parties hereto, and their respective principals, directors, members and general partners, and is not enforceable by any other Persons, provided, however, that the Tinicum Parties will be entitled to enforce the terms hereof.
     (g) Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.
     (h) The Wynnefield Parties hereby acknowledge and agree that the language contained in its Schedule 13D filed subsequent to the date hereof relating to the matters hereto shall be consistent, in all material respects, with the language contained in the Press Release issued by the Company.
[Execution page follows.]

     If the terms of this Agreement are in accordance with your understanding, please sign below, whereupon this Agreement shall constitute a binding agreement between us.

Very truly yours, BREEZE-EASTERN CORPORATION
By:	/s/ D. Michael Harlan
	Name:	D. Michael Harlan
	Title:	CEO and President

[Signature Pages to Letter Agreement]

Acknowledged and agreed to as of the date first written above:

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.
By:	Wynnefield Capital Management, LLC

Its:	General Partner

By:	/s/ Nelson Obus
	Name:	Nelson Obus
	Title:	Co-Managing Member

WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.
By:	Wynnefield Capital, Inc.

Its:	Investment Manager

By:	/s/ Nelson Obus
	Name:	Nelson Obus
	Title:	President

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I
By:	Wynnefield Capital Management, LLC

Its:	General Partner

By:	/s/ Nelson Obus
	Name:	Nelson Obus
	Title:	Co-Managing Member

[Signature Pages to Letter Agreement]

CHANNEL PARTNERSHIP II L.P.
By:	/s/ Nelson Obus
	Name:	Nelson Obus
	Title:	General Partner

WYNNEFIELD CAPITAL MANAGEMENT, LLC
By:	/s/ Nelson Obus
	Name:	Nelson Obus
	Title:	Co-Managing Member

WYNNEFIELD CAPITAL, INC.
By:	/s/ Nelson Obus
	Name:	Nelson Obus
	Title:	President

[Signature Pages to Letter Agreement]

Exhibit A

Exhibit B